UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2015

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Effective June 10, 2015, Glenn J. Rufrano was appointed as the chief executive officer, the president and a director of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) by the Company’s board of directors. Also effective as of June 10, 2015, Mr. Rufrano was appointed as chief executive officer and president of Cole Corporate Income Advisors II, LLC (“CCI II Advisors”), the Company’s advisor. In addition, Mr. Rufrano, age 65, serves in the following positions for certain other programs sponsored by Cole Capital® and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
Cole Real Estate Income Strategy (Daily NAV), Inc., Cole Credit Property Trust V, Inc.	Chief executive officer, president and director	June 10, 2015 - Present
Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, Cole REIT Advisors V, LLC	Chief executive officer and president	June 10, 2015 - Present
On April 1, 2015, Mr. Rufrano became the chief executive officer and a director of American Realty Capital Properties, Inc., the indirect parent of the Company’s sponsor, advisor, dealer manager and property manager. Mr. Rufrano has served and continues to serve as a director of Ventas, Inc., a publicly traded senior housing and healthcare REIT, since June 2010 and of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm, since October 2013. He served as chairman and chief executive officer of O’Connor Capital Partners from November 2013 through March 2015. He also served as a director for Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Previously, Mr. Rufrano was president and chief executive officer of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, and a member of its board of directors from March 2010 to June 2013. From January 2008 through February 2010, he served as chief executive officer of Centro Properties Group, an Australian-based shopping center company, and, from April 2007 through January 2008, Mr. Rufrano served as chief executive officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as chief executive officer and a director of New Plan Excel Realty Trust, a commercial retail REIT. He was also a co-founder of O’Connor Capital Partners. He presently serves on the Board of New York University’s Real Estate Institute.
Mr. Rufrano did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief executive officer and president, and the appointment of Mr. Rufrano as the chief executive officer and president of the Company was not made pursuant to any arrangement or understanding between Mr. Rufrano and any other person. Mr. Rufrano has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Rufrano does have an employment agreement with American Realty Capital Properties, Inc., dated as of March 10, 2015, relating to his position as chief executive officer of that company.
(b) Mr. Rufrano replaces Michael T. Ezzell as a director, the chief executive officer and the president of the Company. Mr. Ezzell resigned as a director, the chairman of the board of directors, the chief executive officer and the president of the Company effective as of June 10, 2015. In addition, effective as of June 10, 2015, Mr. Ezzell resigned as the chief executive officer and president of CCI II Advisors and as president and treasurer of Cole Capital Corporation, the Company’s dealer manager.  Mr. Ezzell’s resignation was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events
Effective June 10, 2015, the Company’s board of directors appointed James F. Risoleo, one of the Company’s independent directors, to serve as the non-executive chairman of the board of directors of the Company. Mr. Risoleo replaces Mr. Ezzell as chairman of the board of directors of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2015	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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